Exhibit 99.1

NEW YORK, Jan. 24, 2011 /PRNewswire/ -- Absolute Life Solutions, Inc. (OTC Bulletin Board:ALSO.ob - News), a financial services firm focused on the creation of cash liquidity for seniors and as well as insurance-industry focused investors, today announced the financial results for the company's first quarter of fiscal 2011 which ended November 30, 2010.  The report represents the second full quarter of operations for the company and as such there are no meaningful previous year comparable results. Highlights from the quarter include:

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Gains on investments of $20.7 million, comprised of $2.2 million of realized gains and $18.5 million of unrealized gains

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working capital of $8.5 million

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portfolio of 21 policies with over $42 million in fair market value, and

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the raising of $13.3 million in a private placement during the quarter, bringing total capital raised to $26.75 million.

Commenting on the results of the quarter, Moshe Oratz, Chief Executive Officer of Absolute Life Solutions, Inc., stated, "Our results for the quarter proceeded as we expected and we continue to execute well on our business strategy.  During the period we managed to increase our portfolio of quality policies to 21 with a face value of over $133 million, resulting in an unrealized gain of $18.5 million, as well as realized gains of $2.2 million. We had reported net income of approximately $11 million before the effect of a deemed dividend of $13,250,000 to our preferred shareholders, and a net loss attributable to common shareholders of approximately $2.2 million. These results represent a watershed moment for the company and its shareholders and we firmly believe that they continue to validate the soundness of our due diligence and valuation analysis platform and the ability of our management team to understand and capitalize on market opportunity. The current market for life settlements has been in a state of disarray resulting in buying opportunities. This situation is stabilizing as institutional funding sources are returning to the market. While the buying opportunities are decreasing, the cheaper money from institutions is creating a much healthier market."

Oratz added, "One of the highlights of our financial report is the tremendous gain our investors saw on their initial investments into the company In order to account for this beneficial aspect of our preferred offering, we reported a 'deemed dividend to preferred shareholders of $13,250,000', in conformance with current accounting rules. This was not a cash dividend.

"When we issue shares of convertible preferred stock at a price that is, on an 'as if converted' basis, less than the market price of the underlying shares of common stock, the difference between the value of the underlying shares of common stock and the purchase price of the convertible preferred stock is treated as a deemed preferred stock dividend. We are proud that such investor faith is being rewarded. Our goal is continue to bring value for all investors and shareholders of our company."

Oratz concluded, "As we continued to ramp-up our operations during the quarter, our cost structure has been extremely consistent and we anticipate that our SG &A will remain stable for the remainder of the fiscal year. We do not need to invest in research and development, nor are we reliant on ever evolving technologies; rather, our business model is a low overhead one by nature and we currently do not rely on debt or leverage. In addition, our ability to access high quality policies remains undiminished, which leads us to believe that going forward the prospects for our business and our industry continue to remain bright. We expect that the foundations we have built during our first two quarters of operations will continue to serve our investors and shareholders well."

About Life Settlement Transactions:

A life settlement transaction typically occurs when an individual of advanced aged no longer wishes to pay, or is unable to afford, a premium payment on their life insurance policy. When faced with the difficult choice of expending diminishing cash resources to make premium payments or simply allowing their policy to lapse, the insured senior now has the opportunity to sell the policy for an immediate cash payment.  Current life settlement transactions are allowing the individual to receive an average of eight times the surrender value for an asset that was previously illiquid and that they may have had to abandon.  More and more seniors are becoming aware of the potential of these transactions creating a growing supply of policies available for purchase by organizations such as Absolute Life Solutions, Inc.

About Absolute Life Solutions, Inc.:

Absolute Life Solutions, Inc. offers a distinctive approach that provides liquidity to seniors while creating a stable alternative asset class for investors.  By securing only high-quality policies and employing a proprietary valuation platform and best-in-class portfolio and management techniques, Absolute seeks to optimize an insurance policy's inherent value and minimize risk.  For more information about Absolute Life Solutions, Inc., please visit our website at www.absolutels.com

Forward Looking Statements

Some statements in this release may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in our public filings with the Securities and Exchange Commission.  Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward looking statements.

 ABSOLUTE LIFE SOLUTIONS, INC.

CONDENSED BALANCE SHEETS

	November 30, 2010	August 31,
	(unaudited)	2010

ASSETS

Current Assets
Cash	$4,301,967	$3,498,525
Insurance purchase escrow	2,225,000	2,200,000
Insurance proceeds receivable	2,500,000	-
Prepaid expenses	114,498	87,651
Total current assets	9,141,465	5,786,176

Equipment, net	108,047	114,036
Security deposit	56,688	56,688
Investment in life settlement contracts	42,113,767	12,313,897

TOTAL ASSETS	$51,419,967	$18,270,797

LIABILITIES

Current Liabilities
Accounts payable and accrued expenses	$3,183	$362,896
Income taxes payable	625,963	-

Total Current Liabilities	629,146	362,896
Deferred income taxes	9,472,556	1,524,558
TOTAL LIABILITIES	10,101,702	1,887,454
Contingencies and commitments

STOCKHOLDERS' EQUITY

Preferred stock ($0.00001 par value; 100,000,000 authorized; of which 60,000 are designated as Series A 12.5% convertible preferred stock ; 26,750 Series A issued and outstanding) (August 31, 2010 – 13,500 issued and outstanding)	27	14
Common stock ($0.00001 par value; 500,000,000 authorized (Note 7);81,780,007 issued and outstanding) (August 31,2010 - 80,060,000 issued and outstanding)	818	801
Additional paid-in capital	41,390,423	14,249,924
Retained Earnings (accumulated deficit)	(73,003)	2,132,604
Total Stockholders’ Equity	41,318,265	16,383,343

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,419,967	$18,270,797

ABSOLUTE LIFE SOLUTIONS, INC.

CONDENSED STATEMENTS OF OPERATIONS, UNAUDITED

	Three months ended	Three months ended
	November 30, 2010	November 30, 2009

Sales, general and administrative expenses	$(1,069,847)	$(10,850)

Other income
Unrealized gain on investment in life settlement contracts net of premiums paid	18,450,701	-
Realized gain on maturity of life settlement contract	2,237,500	-

Income (loss) before income tax	19,618,354	(10,850)
Income tax provision	(8,573,961)	-
Net Income (loss)	11,044,393	(10,850)
Deemed Dividend on Series A Preferred Stock	(13,250,000)	-
Net loss applicable to common shareholders	$(2,205,607)	$(10,850)
Basic and diluted loss per common share	$(0.03)	$(0.00)
Basic and diluted weighted average number of shares outstanding	87,416,430	80,060,000

Contacts:
Moshe Oratz	Gabriel Berger
Absolute Life Solutions, Inc.	Triumph Corporate Communications
Chief Executive Officer	Investor Relations
(212) 201-4070	(212) 201-4070 Ext. 197
info@absolutels.com	investorrelations@absolutels.com